UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Anadys Pharmaceuticals, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee of the Board of Directors
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Compensation Discussion and Analysis
Report of the Compensation Committee of the Board of Directors
Summary Compensation Table for 2009
Grants of Plan-Based Awards in 2009
Outstanding Equity Awards as of December 31, 2009
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Post-Employment Compensation
Compensation of Directors
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
ANNUAL REPORT
OTHER MATTERS

ANADYS PHARMACEUTICALS, INC.
5871 OBERLIN DRIVE, SUITE 200
SAN DIEGO, CALIFORNIA 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2010
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of Anadys Pharmaceuticals, Inc., a Delaware corporation (the Company). The meeting will be held on Friday, May 28, 2010 at 9:00 a.m. local time at the Holiday Inn located at 9888 Mira Mesa Blvd., San Diego, California 92131 for the following purposes:
1.	To elect the two Class III director nominees named herein to hold office until the 2013 Annual Meeting.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

3.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     The record date for the Annual Meeting is April 7, 2010. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Elizabeth E. Reed
Elizabeth E. Reed
Corporate Secretary

San Diego, California
April 9, 2010
     You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other similar organization and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 28, 2010: The
Proxy Statement and Annual Report to Stockholders are available at http://ir.anadyspharma.com.

ANADYS PHARMACEUTICALS, INC.
5871 OBERLIN DRIVE, SUITE 200
SAN DIEGO, CA 92121
PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2010
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Anadys Pharmaceuticals, Inc. (sometimes referred to as we, the Company or Anadys) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders (the Annual Meeting). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.
     The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 2010 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
     Only stockholders of record at the close of business on April 7, 2010 will be entitled to vote at the Annual Meeting. On this record date, there were approximately 37,346,242 shares of common stock outstanding and entitled to vote. You are entitled to one vote for each share you own on any matter that may be properly presented for consideration and action by stockholders at the Annual Meeting.
     Stockholder of Record: Shares Registered in Your Name
     If at the close of business on April 7, 2010 your shares were registered directly in your name with Anadys’ transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Brokerage Firm or Bank
     If at the close of business on April 7, 2010 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization (broker), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker.
What am I voting on?
     There are two matters scheduled for a vote:
•	Election of two Class III directors to hold office until the 2013 Annual Meeting; and

•	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.
How do I vote?
     You may either vote “For” any one or more of the nominees to the Board of Directors or you may “Withhold” your vote for any one or more of the nominees. For any other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting. The procedures for voting are explained below:

     Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. Your vote will only be counted once however.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received by us before the Annual Meeting, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Brokerage Firm or Bank
     If you are a beneficial owner of shares registered in the name of your broker, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Anadys. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker. Follow the instructions from your broker included with these proxy materials, or contact your broker to request a proxy form.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 7, 2010.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each the nominees for director and “For” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Anadys’ Corporate Secretary at 5871 Oberlin Drive, Suite 200, San Diego, California, 92121.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
     If your shares are held by your broker, you should follow the instructions provided by your broker.

When are stockholder proposals due for next year’s Annual Meeting?
     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 17, 2010 to Anadys’ Corporate Secretary at 5871 Oberlin Drive, Suite 200, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on January 28, 2011 and no later than the close of business on February 27, 2011 unless the date of the 2010 Annual Meeting is advanced more than thirty days prior to or delayed by more than thirty days after May 28, 2011, the anniversary of this year’s Annual Meeting, in which case notice must be delivered not earlier than the close of business on the 120th day prior to next year’s Annual Meeting and not later than the close of business on the later of the 90th day prior to next year’s Annual Meeting or the 10th day following the day on which Anadys first publicly announces the date of next year’s Annual Meeting. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
     Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For”, “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?
•	For the election of directors, the two Class III nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only “For” or “Withhold” votes will affect the outcome.

•	To be approved, Proposal No. 2, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 37,346,242 shares outstanding and entitled to vote. Thus 18,673,122 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
     Voting results will be included in a Form 8-K following the conclusion of the Annual Meeting, which we expect to file with the Securities and Exchange Commission on or before June 3, 2010.
What proxy materials are available on the internet?
     This proxy statement and our annual report to stockholders are available at http://ir.anadyspharma.com.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s death, resignation or removal.
     Our Board of Directors is presently composed of seven members. The Board of Directors has determined that Drs. Scangos, Papadopoulos and Xanthopoulos and Messrs. Foletta, Fotiadis and Holtzman, which members constitute a majority of the Board of Directors, are independent (as independence is currently defined by the listing standards of the Nasdaq Stock Market (Nasdaq)). In making its determination, the Board of Directors considered any transactions, relationships and arrangements with each of Drs. Scangos, Papadopoulos and Xanthopoulos and Messrs. Foletta, Fotiadis and Holtzman, and concluded that none of them has any relationships with us that would impair his independence under applicable Nasdaq listing standards and rules of the Securities and Exchange Commission (SEC).
     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that either nominee will be unable to serve.
     There are two directors in Class III, the class whose term of office expires in 2010, of which both have been nominated for re-election, Dr. Papadopoulos and Dr. Scangos. Proxies may only be selected for the number of nominees named below and may not be voted for a greater number of persons. The nominees for election to this class are currently directors of the Company and were previously elected by the stockholders. If elected at the Annual Meeting, each nominee would serve until the 2013 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s death, resignation or removal.
     For each person nominated and each person whose term of office as a director will continue after the Annual Meeting, set forth below is biographical information and a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each person should serve as a director for the Company as of the date of this filing.
Class III Nominees for Election for a Three-Year Term Expiring at the 2013 Annual Meeting of Stockholders
     Stelios Papadopoulos, Ph.D., age 61, has served as a member of our Board of Directors since May 2000. Dr. Papadopoulos’ career in biotech spans more than two decades. In August 2006 he retired as Vice Chairman of Cowen & Co., LLC, a global brokerage and investment banking firm, where he had been an investment banker focusing on the biotechnology and pharmaceutical sectors since 2000. Dr. Papadopoulos was an investment banker at PaineWebber Incorporated, a global brokerage and investment banking firm, from 1987 to 2000, most recently serving as Chairman of Paine Webber Development Corp, a PaineWebber subsidiary focusing on biotechnology. Prior to joining PaineWebber, he was a Vice President in the Equity Research Department of Drexel Burnham Lambert, an investment banking firm, covering the biotechnology industry and prior to that a biotechnology analyst at Donaldson, Lufkin & Jenrette, an investment banking firm. Before coming to Wall Street, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos holds a Ph.D. in biophysics and an M.B.A. in finance, both from New York University. He is co-founder and Chairman of the Board of Exelixis, Inc., a drug discovery and development company, co-founder and member of the Board of Cellzome Inc., a privately held drug discovery company, a member of the Board of Directors of Biogen Idec, Inc., a biopharmaceutical company, a member of the Board of Directors of Regulus Therapeutics, Inc., a privately held biotechnology company, a member of the Board of Direction of Joule Biotechnologies, a privately held biotechnology company, as well as vice-chairman of the Board of Directors of BG Medicine, Inc, a privately held biotechnology company. He also served as a member of the Board of Directors of GenVec, Inc., a biopharmaceutical company, from 2003 to 2006 and Structural GenomiX, Inc., a biopharmaceutical company from 2001 to 2006. In the not-for-profit sector, he is co-founder and Chairman of Fondation Santé, a member of the Board of Directors of the National Marrow Donor Program (NMDP) and a member of the Board of Visitors of Duke University School of Medicine. Based on Dr. Papadopoulos’ experience as an investment banker in the biotechnology/pharmaceutical industries and his resulting strategic and financial expertise, as well as his scientific background and experience with other boards of directors, the Board believes Dr. Papadopoulos has the appropriate set of skills to serve on our Board.

     George A. Scangos, Ph.D., age 61, assumed the position of Chairman of our Board on December 31, 2005. He has served as a member of our Board of Directors since October 2003. Since 1996, Dr. Scangos has been President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, he served as President of Biotechnology at Bayer Corporation, a pharmaceutical company. At Bayer, Dr. Scangos held several positions, including Senior Vice President of Research and Development for Bayer’s pharmaceutical division and then President of Bayer Biotechnology. He is Chairman of the Board of the California Healthcare Institute (CHI) and he serves on the Board of Visitors at the University of California, San Francisco School of Pharmacy, the Board of Overseers at the University of California, Davis Medical School, and the Boards of Directors of the Global Alliance for TB Drug Development, Entelos, Inc., a life sciences company, and Exelixis. Dr. Scangos has served on the Board of Exelixis since 1996 and during 2005 also served on the Board of Directors of Onyx Pharmaceuticals, Inc. Dr. Scangos received a B.A. in biology from Cornell University, a Ph.D. from the University of Massachusetts and was a Jane Coffin Postdoctoral Fellow in the laboratory of Dr. Frank Ruddle at Yale University. Based on Dr. Scangos’ experience in the biopharmaceutical industry, particularly as the current Chief Executive Officer of Exelixis, Inc. and former President of Biotechnology at Bayer Corporation, his management and business development expertise, and his scientific background, the Board believes Dr. Scangos has the appropriate set of skills to serve on our Board.
The Board of Directors Recommends a Vote FOR the election of each of the Nominees.
Class I Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders
     Mark G. Foletta, CPA, age 49, joined our Board of Directors in September 2005. Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer at Amylin Pharmaceuticals Inc., a biopharmaceutical company, since March 2006. He had previously served as Vice President, Finance and Chief Financial Officer at Amylin since March 2000. He served as a Principal of Triton Group Management, Inc., a management consulting firm, from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group, Ltd., each a diversified holding company, the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, a public accounting firm, most recently serving as an Audit Manager. Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara. Mr. Foletta is a certified public accountant. Based on Mr. Foletta’s senior management experience in the biopharmaceutical industry, particularly as the Chief Financial Officer of Amylin Pharmaceuticals, Inc., and his financial and accounting expertise, the Board believes Mr. Foletta has the appropriate set of skills to serve on our Board.
     Steven H. Holtzman, age 56, joined our Board of Directors in August 2004. Mr. Holtzman is a founder and Executive Chair of the Board of Directors of Infinity Pharmaceuticals, Inc., a biopharmaceutical company, where he previously served as Chair, President and Chief Executive Officer. Mr. Holtzman has served on the Board of Directors of Infinity since 2001. Previously, Mr. Holtzman was the Chief Business Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company, the founder and Executive Vice President of DNX Corporation, a drug development services company, the founding Executive Director of the Ohio Edison Program, and an instructor in moral philosophy and the philosophy of language at Corpus Christi College, Oxford University, U.K. Mr. Holtzman co-founded and from 1995-2000 was the Co-Chair of the Biotechnology Industry Organization (BIO) Bioethics Committee and, from 1996-2001, served as a Member of the National Bioethics Advisory Commission. He is a director of BIO and also a Trustee of the Berklee College of Music. Mr. Holtzman received his B.A. in Philosophy from Michigan State University and his B.Phil. graduate degree in Philosophy from Oxford University, which he attended as a Rhodes Scholar. Based on Mr. Holtzman’s experience in the biopharmaceutical industry, particularly as the former Chief Executive Officer of Infinity Pharmaceuticals and Chief Business Officer of Millennium Pharmaceuticals and his resulting management and business development expertise, the Board believes Mr. Holtzman has the appropriate set of skills to serve on our Board.
     Kleanthis G. Xanthopoulos, Ph.D., age 51, has served as a member of our Board of Directors since May 2000 and served as our President and Chief Executive Officer from May 2000 to November 2006. Since December 2007, Dr. Xanthopoulos has served as President and Chief Executive Officer of Regulus Therapeutics Inc., a biopharmaceutical company. From January 2007 to December 2007, Dr. Xanthopoulos was a Managing Director of Enterprise Partners Venture Capital, a venture capital firm. From 1997 to 2000, he held a variety of positions at Aurora Biosciences Corporation, a biotechnology company, including Vice President, Genomics & Molecular Biology. Dr. Xanthopoulos was a Section Head of the National Human Genome Research Institute at The National Institutes of Health. He was a Postdoctoral Research Fellow at the Rockefeller University from 1987 to 1990 and an Associate Professor of Molecular Biology at the Karolinska Nobel Medical Institute, Sweden from 1991 to 1995. Dr. Xanthopoulos is also a member of the Board of Directors of Odyssey Thera, Inc., a privately held drug discovery company, Regulus Therapeutics and BIOCOM, Southern California’s life science industry association, where he chairs the Capital Formation Committee. An Onassis Scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and received both his M.Sc. in Microbiology and Ph.D. in Molecular Biology from the University of Stockholm, Sweden. Based on Dr. Xanthopoulos’ experience in the biopharmaceutical industry, his management and business development expertise, his scientific background and his perspective on Anadys’ business and programs as a founder and former Chief Executive Officer of Anadys, the Board believes Dr. Xanthopoulos has the appropriate set of skills to serve on our Board.

Class II Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders
     Marios Fotiadis, age 36, has served as a member of our Board of Directors since September 2002. Since November 2007, Mr. Fotiadis has served as General Partner at TVM Capital, a venture capital firm focused on technology and life science investments. Previously, he was Managing Director of life sciences investments at Enterprise Partners Venture Capital, a venture capital firm, from January 2007 to November 2007, and a Partner at Advent International, a private equity firm, from 2004 through 2006. Prior to joining Advent, he was with SG Capital Partners, a private equity firm, since 1999 and oversaw its portfolio in life sciences. Prior to 1999, Mr. Fotiadis was an investment banker focusing on mergers and acquisitions transactions with SG Cowen, an investment bank related to SG Capital Partners. Mr. Fotiadis holds an M.B.A. from Columbia University and a B.S.B.A. degree cum laude in Business Administration from the Daniels College of Business at the University of Denver. Based on Mr. Fotiadis’ experience in the investment banking and venture capital communities and his perspective as a portfolio company advisor for biopharmaceutical companies, with expertise in the evaluation of assets and opportunities, the Board believes Mr. Fotiadis has the appropriate set of skills to serve on our Board.
     Steve Worland, Ph.D., age 52, was appointed President and Chief Executive Officer and a member of our Board of Directors in August 2007. Dr. Worland joined us as our Chief Scientific Officer in 2001 and was promoted to Executive Vice President, Head of Research and Development in October 2004. In December 2005 he was named Executive Vice President, Pharmaceuticals, assuming additional responsibilities, including strategic planning and corporate development, while continuing to lead our research and development efforts. In June 2006 he was named President, Pharmaceuticals. From 1999 to 2001 he was Vice President, Head of Antiviral Research, at Agouron Pharmaceuticals, a Pfizer Company. Dr. Worland was at Agouron from 1988 through the acquisition of Agouron by Warner-Lambert in 1999. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. He received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley. Based on Dr. Worland’s senior management experience in the biopharmaceutical industry, his scientific background and his knowledge of and perspective on the Company, having served in a number of different officer capacities at Anadys since 2001, the Board believes Dr. Worland has the appropriate set of skills to serve on our Board.
Board of Directors’ Leadership Structure and Role in Risk Oversight
     Although the Board of Directors does not have a formal policy on whether the roles should be combined or separated, since our inception as Anadys in 2000 we have had a separate Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). Our Chairman has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board, which authority he may choose to exercise independently or through coordination with the CEO (other than presiding over meetings of the independent directors). Accordingly, the Chairman has substantial ability to shape the work of the Board. This leadership structure has been effective in providing flexibility and balance of leadership between the CEO and the non-management directors. As a result, the Company believes that having an independent Chairman enhances the effectiveness of the Board as a whole, and is the appropriate board leadership structure for the Company at this time. We believe that this leadership structure also provides an appropriate forum for the Board to execute its risk oversight function, which is described below.
     Our Board of Directors is the central body that oversees the management of material risks at the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. For example, the Audit Committee has the responsibility to review and discuss certain risk policies, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, and generally provide oversight of risks related to financial reporting. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Day to day operational risks are generally handled by management, with reporting to and involvement of the Board as necessary. With respect to strategic and business risk, including clinical development risk, our Board as a whole is the level at which we address and monitor such issues, through regular interactions with the CEO and other members of senior management.
Meetings of the Board of Directors
     During the year ended December 31, 2009, our Board of Directors held a total of seven formal meetings, including regularly scheduled in-person meetings and teleconferences. All of our directors attended at least 75% or more of such regularly scheduled in-person and telephonic meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. As required under applicable listing standards of Nasdaq, during the year ended December 31, 2009 our independent directors met twice in regularly scheduled executive sessions at which only the independent directors were present.

     The Board of Directors does not have a formal policy with respect to the attendance of members of the Board of Directors at the annual meetings of stockholders. Dr. Worland, our President and Chief Executive Officer and a member of our Board of Directors, was the only member of the Board of Directors in attendance at our 2009 Annual Meeting.
     Below is a description of each committee of the Board of Directors. Our Board of Directors has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee and may designate a specially constituted committee from time to time as deemed necessary. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.
Audit Committee
     The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and oversees the Company’s corporate accounting and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines on behalf of the Board of Directors the engagement of the independent registered public accounting firm; determines on behalf of the Board of Directors whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the engagement of the independent registered public accounting firm to perform any proposed permissible services and appropriate compensation for such services; reviews and approves all related party transactions; monitors the rotation of partners of the independent registered public accounting firm on the Company engagement team as required by law; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statement reviews; and has the specific responsibilities and authority necessary to comply with the listing standards of Nasdaq applicable to audit committees. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.anadyspharma.com.
     During 2009, the Audit Committee was initially comprised of three independent directors, Messrs. Foletta and Holtzman and Dr. Scangos. Effective May 29, 2009, the Audit Committee was changed to consist of Messrs. Foletta, Holtzman and Fotiadis. The Board of Directors has determined that all current members of the Audit Committee are independent and that Dr. Scangos was independent through the change in committee composition effective May 29, 2009 (as independence is currently defined by the rules of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act). The Board of Directors has also determined that Messrs. Foletta, Holtzman and Fotiadis are each an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met five times during the year ended December 31, 2009. See “Report of the Audit Committee of the Board of Directors” below.
Compensation Committee
     The Compensation Committee is responsible to act on behalf of the Board of Directors in fulfilling the Board of Directors’ responsibilities to oversee the Company’s compensation policies, plans and programs, to review and determine the compensation of the executive officers of the Company and establish and review general policies relating to compensation and benefits of employees of the Company. The Compensation Committee periodically reviews the appropriateness of the level of compensation provided to our non-employee directors under our Non-Employee Director Compensation Program. In addition, the Compensation Committee reviews at least annually the bonus plan percentages contained in the Executive Officer Bonus Plan and Employee Bonus Plan. The Compensation Committee also administers the granting of stock options and other awards under our stock plans. Further, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend to the Board of Directors that it be included in the proxy statements and other filings. The Compensation Committee met five times during the year ended December 31, 2009.
     During 2009, the Compensation Committee was initially comprised of three independent directors, Douglas E. Williams, Ph.D., and Messrs. Foletta and Holtzman. Effective May 29, 2009, Dr. Williams resigned from the Board of Directors, and the Compensation Committee was then changed to consist of Messrs. Holtzman, Fotiadis and Dr. Scangos. The Board of Directors has determined that all current members of the Compensation Committee are independent and that Dr. Williams was independent through his resignation effective May 29, 2009 (as independence is currently defined by Rule 5605(a)(2) of the Nasdaq Listing Rules). The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.anadyspharma.com.

Compensation Committee Processes and Procedures
     The Compensation Committee conducts an annual performance and compensation review for each of our executive officers and determines salary adjustments and bonus and equity awards at one or more meetings generally held during the last quarter of the year. In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer, with input from our former Vice President, Human Capital, who we have engaged as a consultant, as described below. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman with the assistance of the Company’s President and Chief Executive Officer and Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary. Compensation Committee meetings are regularly attended by the President and Chief Executive Officer and the Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary.
     The Committee has delegated administrative authority to our President and Chief Executive Officer and our Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary to approve routine on-hire option grants to employees of the Company, subject to specific limitations. For these grants, the number of shares must be within specific ranges that have been approved by the Committee, the exercise price must be equal to the closing price on the Nasdaq Global Market of the Company’s Common Stock on the trading day immediately prior to the date of grant, the shares cannot exceed a specified share number nor exceed a specified total per-year limit, and no grants may be made to any officer covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), to any officer who is required to disclose his or her ownership of the Company’s common stock under Section 16 of the Exchange Act (sometimes referred to as a “Section 16 Officer”), or to any employee with titles or responsibilities above the “director” level. All of these limitations have been pre-approved by the Committee and these on-hire option grants must be reported on a periodic basis to the Committee and the Board of Directors.
     During 2009, the Company engaged Mary Yaroshevsky-Glanville, our former Vice President, Human Capital, as a consultant. Ms. Yaroshevsky-Glanville’s position as Vice President, Human Capital was eliminated as of September 30, 2009 as a result of our strategic restructuring that was initiated in June 2009. Effective October 1, 2009, the Company, with the endorsement of the Compensation Committee, engaged Ms. Yaroshevsky-Glanville to provide human resources consulting services for the Company on a part-time basis. As part of this engagement, Ms. Yaroshevsky-Glanville has continued to provide certain compensation related services, related to both executive officer and nonexecutive officer compensation. In this capacity, Ms. Yaroshevsky-Glanville has continued to function in substantially the same role as she had as Vice President, Human Capital. In particular, during the 2009 year-end compensation review, Ms. Yaroshevsky-Glanville gathered industry data for comparable positions and provided such information to the Committee in support of the Committee’s annual review of executive compensation. The role of such survey data is discussed in the Compensation Discussion and Analysis section of this proxy statement.
     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis section of this proxy statement.
Corporate Governance and Nominating Committee
     The purpose of the Corporate Governance and Nominating Committee is to oversee all aspects of the Company’s corporate governance functions on behalf of the Board of Directors: make recommendations to the Board of Directors regarding corporate governance issues, identify, review and evaluate candidates to serve as directors of the Company, serve as a focal point for communication between such candidates, non-committee directors and the Company’s management, recommend such candidates to the Board of Directors and make such other recommendations to the Board of Directors regarding affairs relating to the directors of the Company. During 2009, the Corporate Governance and Nominating Committee was initially comprised of two independent directors, Drs. Papadopoulos and Williams. Effective May 29, 2009, Dr. Williams resigned from the Board of Directors, and the Corporate Governance and Nominating Committee was changed to consist of Dr. Papadopoulos and Mr. Foletta. The Board of Directors has determined that both current members of the Corporate Governance and Nominating Committee are independent and that Dr. Williams was independent through his resignation effective May 29, 2009 (as independence is currently defined by Rule 5605(a)(2) of the Nasdaq Listing Rules). The Corporate Governance and Nominating Committee formally met once during the year ended December 31, 2009. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.anadyspharma.com.
     Because Anadys is an emerging company with rapidly evolving research and clinical programs, the Board of Directors does not believe that it is appropriate to adopt, and the Corporate Governance and Nominating Committee has not adopted, a formal policy with respect to a fixed set of minimum qualifications for its candidates for membership on the Board of Directors. Instead, in considering candidates for director, the Corporate Governance and Nominating Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company and the candidate’s demonstrated character and judgment. Candidates for director will be reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.
     Similarly, the Board does not currently have a formal policy on diversity. Rather, the Committee seeks to maintain a balance of perspectives and backgrounds relevant to the current business of the Company. At this time, we endeavor to have a Board of Directors representing diverse experience within the biotechnology/pharmaceutical industries.
     The Corporate Governance and Nominating Committee generally will evaluate and consider all candidates recommended by directors, officers and security holders. The Corporate Governance and Nominating Committee intends to consider security holder recommendations for directors using the same criteria as potential nominees recommended by the members of the Corporate Governance and Nominating Committee or others. The Company has not rejected any nominees proposed by 5% stockholders as the Company has not received any nominees proposed by such 5% stockholders to date.
     Our Board of Directors has adopted written corporate governance guidelines that provide a framework for determining general qualifications for directors, which are available on our website at www.anadyspharma.com. The Board periodically reviews, and may modify from time to time, the corporate governance guidelines, Board committee charters and Board practices.
Shareholder Communications with the Board Of Directors
     The Board of Directors believes that the Company has in place adequate current methods for receiving communications from its security holders. Accordingly, the Board of Directors has not established a formal process for security holders to send communications to the Board of Directors. However, the Corporate Governance and Nominating Committee of the Board of Directors will consider, from time to time, whether adoption of a formal process for stockholder communications with the Board of Directors has become necessary or appropriate. Security holders may send communications to the Board of Directors by mail at 5871 Oberlin Drive, Suite 200, San Diego, California 92121; by facsimile at (858) 527-1554 or by e-mail at boardofdirectors@anadyspharma.com, each of the foregoing sent “Attn: Board of Directors.”
     Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee within the timeframe specified in the Bylaws of the Company that is applicable to matters to be brought before an annual meeting of stockholders. Such communications should be sent to the following address: 5871 Oberlin Drive, Suite 200, San Diego, California 92121, attn: Corporate Governance and Nominating Committee of the Board of Directors. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, including all public company directorship positions during such five year period, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. The Corporate Governance and Nominating Committee has not received any recommended nominations from any of the Company’s security holders in connection with the 2010 Annual Meeting.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and the Board of Directors, on behalf of the Audit Committee, directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board Of Directors Recommends
A Vote FOR Proposal 2.
Independent Registered Public Accounting Firm — Fees
     The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2009 and 2008, by Ernst & Young LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2009	2008
	(in thousands)
Audit Fees	$377	$328
Audit-Related Fees	—	—
Tax Fees	34	38
All Other Fees	—	—

Total Fees	$411	$366

     Audit fees relate to the audit of our financial statements, including the audit of internal control over financial reporting, consents, quarterly reviews and review of our filings with the SEC. Audit fees for 2009 also include $55,000 related to the issuance of a comfort letter in conjunction with our registered direct offering completed in June 2009.
     Tax fees relate to the preparation of the Company’s state and federal income tax filings and an engagement to review the implications of Section 382 of the Internal Revenue Code of 1986.
     All of the fees described above for fiscal year 2009 and 2008 were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services, but generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may also be given by Mr. Foletta, the Chair of the Audit Committee who has been delegated pre-approval authority by the Audit Committee, but the pre-approval decision must be communicated to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors1
     The Audit Committee of the Board of Directors of Anadys oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is made up solely of independent directors, as defined under the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and it operates under a written charter adopted by the Board of Directors.
     Management has primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. Our independent registered public accounting firm is responsible for planning and performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for auditing the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is also responsible for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States.
     The Audit Committee has met and held discussions with management and Anadys’ independent registered public accounting firm on various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     The Audit Committee has discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards in the United States, including those matters set forth in Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. Anadys’ independent registered public accounting firm has provided the Audit Committee with the written disclosures and letters required by Rule 3526 of the PCAOB, “Communication with Audit Committees Concerning Independence” and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company.
     The Audit Committee has reviewed and discussed the Company’s consolidated financial statements as of and for the year ended December 31, 2009 with management and the independent registered public accounting firm. The Audit Committee also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.
     In reliance on these views and discussions referred to above, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in Anadys’ Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and has presented its selection to the Board of Directors to present to the stockholders for ratification.
Respectfully submitted,
The Audit Committee of the Board of Directors
Mark G. Foletta
Marios Fotiadis
Steven H. Holtzman

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EXECUTIVE OFFICERS
     The following table sets forth certain information regarding our executive officers as of March 1, 2010:

Name	Age	Position
Steve Worland, Ph.D.	52	President and Chief Executive Officer
James L. Freddo, M.D.	55	Senior Vice President, Drug Development and Chief Medical Officer
Elizabeth E. Reed, J.D.	39	Senior Vice President, Legal Affairs and General Counsel
Peter T. Slover, CPA	35	Vice President, Finance and Operations
     Steve Worland, Ph.D. was appointed President and Chief Executive Officer and a member of the Board of Directors in 2007. Dr. Worland joined Anadys in 2001 as Chief Scientific Officer and served as Executive Vice President, Head of Research and Development, Executive Vice President, Pharmaceuticals and President, Pharmaceuticals prior to being named CEO. Prior to joining Anadys, Dr. Worland was Vice President, Head of Antiviral Research at Agouron Pharmaceuticals, a Pfizer Company. Dr. Worland was at Agouron from 1988 through the acquisition of Agouron by Warner-Lambert in 1999, where he held various positions and responsibilities that culminated with him assuming global responsibility for anti-infective strategy as Vice President for Warner-Lambert. At Agouron, Warner-Lambert and Pfizer, Dr. Worland led teams responsible for discovery and clinical development in the areas of HIV, HCV and respiratory infections. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. He received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.
     James L. Freddo, M.D. joined us in July 2006 as Chief Medical Officer and was named Senior Vice President, Drug Development and Chief Medical Officer in July 2008. Prior to joining Anadys, Dr. Freddo was Vice President, Clinical Site Head and Development Site Head, Pfizer Global Research and Development, La Jolla. Previously at Pfizer, he was Executive Director, Site Therapeutic Area Leader, Clinical Development, Oncology. While at Pfizer, Dr. Freddo led the team responsible for the registration of Sutent® (sunitinib malate), a drug approved by the FDA in January 2006 for treating advanced kidney cancer and gastrointestinal stromal tumors. Prior to Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from December 1996 until June 2002, including Senior Director, Oncology, Senior Director, Infectious Diseases, and Senior Director, Transplantation Immunology. Dr. Freddo currently serves as a member of the Board of Directors of InfuSystem Holdings, Inc., a healthcare services company. He holds a B.S. degree in Medical Technology from the State University of New York at Stony Brook, and a M.D. degree from the University of North Carolina, where he also completed his fellowship training.
     Elizabeth E. Reed, J.D joined us in October 2001 and was named Senior Vice President, Legal Affairs and General Counsel in August 2009. Ms. Reed has also served as our Corporate Secretary since January 2002. Previously, Ms. Reed served as our Vice President, Legal Affairs from December 2006 to August 2009, as our Senior Director, Legal Affairs from December 2002 to December 2006 and as our Director of Legal Affairs from October 2001 to December 2002. Prior to joining us, Ms. Reed was associated with the law firms of Cooley Godward LLP and Brobeck, Phleger & Harrison LLP. Ms. Reed is a member of the State Bar of California and received her B.S. in Business Administration with an emphasis in finance from the Haas School of Business at the University of California, Berkeley and holds a J.D., cum laude, from Harvard Law School.
     Peter T. Slover joined us in April 2004 and was named Vice President, Finance and Operations in July 2009. Mr. Slover joined us as Manager of Financial Reporting and served in this position through December 2005. From January 2006 to July 2006, Mr. Slover served as the Company’s Senior Manager, Financial Reporting and Internal Controls, from August 2006 to December 2006 as our Associate Controller, from January 2007 to December 2008 as our Controller and from January 2009 to July 2009 as our Senior Director, Finance and Corporate Controller. Prior to joining the Company, Mr. Slover began his career as an auditor at KPMG LLP where he spent seven years in public accounting. Mr. Slover is a licensed Certified Public Accountant in the State of California. Mr. Slover received a B.S. degree in Business Administration from Shippensburg University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 26, 2010 (except as noted in the footnotes below the table for such instances where the most recent practicable date is earlier than February 26, 2010) by: (i) each director and nominee for director; (ii) each of the executive officers currently employed by us named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Prudential Financial, Inc. and Jennison Associates LLC (1)	4,203,915	11.3%
Great Point Partners, LLC and Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin (2)	3,455,000	9.3
Wellington Management Company, LLP (3)	3,276,612	8.8
Adage Capital Partners, L.P. (4)	2,894,500	7.8

Named Executive Officers and Directors
Stephen T. Worland, Ph.D. (5)	1,019,278	2.6
Peter T. Slover (6)	88,798	*
James L. Freddo, M.D. (7)	391,538	1.0
Elizabeth E. Reed, J.D. (8)	236,778	*
Mark G. Foletta (9)	67,777	*
Marios Fotiadis (10)	101,135	*
Steven H. Holtzman (11)	40,138	*
Stelios Papadopoulos, Ph.D. (12)	890,341	2.2
George A. Scangos, Ph.D. (13)	109,323	*
Kleanthis G. Xanthopoulos, Ph.D. (14)	857,316	2.2
All executive officers and directors as a group (10 persons) (15)	3,802,422	9.6

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The information in the table and this note is derived from a Schedule 13G filed by Prudential Financial, Inc. (Prudential) with the SEC on January 11, 2010 and a Schedule 13G filed by Jennison Associates LLC (Jennison) with the SEC on February 12, 2010. Prudential Financial, Inc. is a parent holding company and indirectly owns 100% of the equity interests of Jennison and may therefore be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares of common stock owned by the portfolio managed by Jennison. As a result, shares of common stock reported as beneficially owned by Jennison may be included in the shares of common stock reported as beneficially owned by Prudential. The address of Prudential is 751 Broad Street, Newark, New Jersey 07102-3777. The address of Jennison is 466 Lexington Avenue, New York, New York 10017. There are no relationships between Prudential or Jennison on the one hand, and our officers and directors, on the other hand.

(2)	The information in the table and this note is derived from Schedule 13G/A filed by Great Point Partners, LLC with the SEC on February 16, 2010. Consists of 3,455,000 shares of common stock beneficially owned by Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin which have shared voting and dispositive power. Biomedical Value Fund, L.P. (BVF) is the direct beneficial owner of 2,220,301 shares and Biomedical Offshore Value Fund, Ltd. (BOVF) is the direct beneficial owner of 1,234,699 shares. Great Point Partners, LLC (Great Point) is the investment manager of BVF and BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BVF and BOVF shares. Each of Dr. Jeffrey R. Jay, M.D. (Dr. Jay), as senior managing member of Great Point, and Mr. David Kroin (Mr. Kroin), as special managing member of Great Point, has voting and investment power with respect to the BMVF and BOVF shares, and therefore may be deemed to be the beneficial owner of the BVF and BOVF Shares. Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF Shares and the BOVF shares, except to the extent of their respective pecuniary interests. The address of Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin is 165 Mason Street, 3rd Floor, Greenwich, CT 06830. There are no relationships between the entities related to Great Point Partners, LLC, on the one hand, and our officers and directors, on the other hand.

(3)	The information in the table and this note is derived from Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 12, 2010. Consists of 3,276,612 shares of common stock beneficially owned by Wellington Management Company, LLP of which it has shared voting power over 3,013,612 shares and shared dispositive power over 3,276,612 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. There are no relationships between Wellington Management Company, LLP, on the one hand, and our officers and directors, on the other hand.

(4)	The information in the table and this note is derived from Schedule 13G/A filed by Adage Capital Partners, L.P. with the SEC on February 16, 2010. Consists of 2,894,500 shares of common stock beneficially owned by Adage Capital Partners, L.P. of which it has shared voting and dispositive power. Adage Capital Partners GP, L.L.C., is the general partner of Adage Capital Partners, L.P.; Adage Capital Advisors, L.L.C. is the managing member of Adage Capital Partners GP, L.L.C.; and Robert Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C. Each of the persons and entities named above may be deemed to beneficially own the shares beneficially owned by Adage Capital Partners, L.P. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116. There are no relationships between the entities related to Adage Capital Partners, L.P., on the one hand, and our officers and directors, on the other hand.

(5)	Includes 242,602 shares of common stock held of record in a family trust of which Dr. Worland is a trustee. Includes 725,771 shares subject to options exercisable within 60 days of February 26, 2010.

(6)	Includes 86,603 shares subject to options exercisable within 60 days of February 26, 2010.

(7)	Includes 348,767 shares subject to options exercisable within 60 days of February 26, 2010.

(8)	Includes 234,893 shares subject to options exercisable within 60 days of February 26, 2010.

(9)	Includes 67,777 shares subject to options exercisable within 60 days of February 26, 2010.

(10)	Includes 101,135 shares subject to options exercisable within 60 days of February 26, 2010.

(11)	Includes 40,138 shares subject to options exercisable within 60 days of February 26, 2010.

(12)	Includes 76,135 shares subject to options exercisable within 60 days of February 26, 2010.

(13)	Includes 76,135 shares subject to options exercisable within 60 days of February 26, 2010.

(14)	Includes 177,144 shares held of record in a family trust dated January 30, 2002, of which Dr. Xanthopoulos is the trustee. Includes 672,773 shares subject to options exercisable within 60 days of February 26, 2010.

(15)	Includes 1,372,295 shares of common stock held by directors and executive officers. Also includes 2,430,127 shares subject to options exercisable within 60 days of February 26, 2010.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and persons who own more than ten percent of a registered class of our equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and persons who own more than ten percent of a registered class of our equity securities were complied with and filed on time.
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
     The Compensation Committee of our Board of Directors (the Committee), has the responsibility to review, determine and approve the compensation packages for our executive officers, including the Named Executive Officers (NEOs). Further, the Committee oversees our overall compensation strategy, including compensation policies, plans and programs.
     We currently employ four executive officers, each of whom serves as a NEO, including: (1) Stephen T. Worland, Ph.D., our President and Chief Executive Officer (CEO); (2) James L. Freddo, M.D., our Senior Vice President, Drug Development and Chief Medical Officer; (3) Elizabeth E. Reed, our Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary; and (4) Peter Slover, our Vice President, Finance and Operations.
     In addition to the four NEOs currently employed by us, in accordance with SEC rules we are also reporting the compensation for two additional NEOs who each served as an executive officer for a portion of 2009 but are no longer employed by us: James T.

Glover, our former Senior Vice President, Operations and Chief Financial Officer and Mary Yaroshevsky-Glanville, our former Vice President, Human Capital.
     This Compensation Discussion and Analysis (CD&A), sets forth the Company’s philosophies underlying the compensation for the NEOs.
Objectives of Our Executive Compensation Program
     The primary objective of our executive compensation program is to attract and retain qualified and talented individuals who are enthusiastic about the Company’s mission and culture. Another objective of our compensation program is to provide reasonable and appropriate incentives and rewards to our senior management team for building long-term value within the Company. In addition, we intend to be competitive with other similarly situated companies in our industry. The process of discovering and developing drug candidates is a long-term proposition and successful outcomes may not be measurable for several years. Therefore, in order to build long-term value for the Company and its stockholders and in order to achieve our success within this industry, we believe that we must compensate our NEOs in a competitive and fair manner that reflects current Company results but also reflects contributions to building long-term value.
Elements of Our Compensation Program and Why We Chose Each
Main Compensation Components
     Our Company-wide compensation program, including for the NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.
Salary
     Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs.
Performance Bonus Plan
     We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of Company performance goals and objectives established by the Board as well as on individual performance. The bonus program is intended to: strengthen the connection between individual compensation and Company success; encourage teamwork among all disciplines within the Company; reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and help ensure that our cash compensation is competitive.
     Each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of his or her base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of the NEO’s target payout. For the NEOs, the company factor receives the highest weighting (80% to 90%) in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each factor can be assigned a value of up to 125% for maximum performance. Thus, depending on our performance and the individual employee, he or she could receive up to 125% of the target bonus amount under the plan.
Equity Incentive Compensation
     We view long-term compensation, currently in the form of stock options, as a tool to motivate our NEOs to achieve corporate and individual objectives and encourage them to remain employed by the Company, while aligning their interests with the creation of stockholder value.
Other Compensation
     In addition to the three main components of compensation outlined above, we also provide severance and change in control benefits to the NEOs. We believe these severance and change in control benefits are an important element of our compensation program that assist us in retaining talented individuals and that these arrangements help to promote stability and continuity of our senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of our senior management are aligned with theirs. We believe that providing change in control benefits should lessen or eliminate any potential reluctance of our NEOs to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to our NEOs, to promote stability and focus on the job at hand.

     We also provide benefits to the NEOs that are generally available to all regular full-time employees of the Company, including our medical and dental insurance, life insurance, a 401(k) match for all individuals who participate in the 401(k) plan, and an employee stock purchase plan. At this time, we do not provide any perquisites to any NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our NEOs. All of our NEOs are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or them.
Determination of Compensation Amounts
     A number of factors impact the determination of compensation amounts for the NEOs, including company and individual performance, competition for talent, each NEO’s total compensation package, assessments of internal pay equity and industry data.
     Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. The Company does not have an exact formula for allocating between cash and non-cash compensation. Cash compensation is generally paid as earned.
Industry Survey Data
     In determining compensation adjustments and on-hire base salaries for our executive officers, we generally review the annual Radford Biotechnology Survey which for last year included data from approximately 379 publicly traded companies including approximately 19 publicly traded companies in San Diego. We also review the annual San Diego Biotech Employee Development Coalition Survey which for last year included data from approximately 39 publicly traded life science companies in San Diego. We generally give more weight to the Radford Survey over the San Diego Biotech Employee Development Coalition Survey because the Radford survey has a much larger data sample for each position, represents the national market in which we compete for senior talent and has a larger representation of publicly traded companies.
Determination of Base Salaries
     Although we do not formally benchmark against a specific group of comparable companies at this time, we generally use the 50th percentile of the Radford Biotechnology Survey for the NEOs’ respective comparable positions as a guideline for base salary and then adjust from that level based on our assessment of the officer’s level of responsibility, experience, overall compensation structure and individual performance. In addition, we review the San Diego Biotech Employee Development Coalition Survey as another check on the reasonableness of the proposed base salaries for our NEOs. We also look at the historical salary compensation at the Company for each NEO. Merit-based increases to salaries of NEOs are based on our assessment of the individual’s performance.
Performance Bonus Plan
     At or prior to the beginning of each year, draft corporate goals that reflect the Company’s business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance to the Company’s success. The draft goals and proposed weightings are presented to the Board and discussed, revised as necessary, and then approved by the Board. The Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy.
     The performance bonus plan for our executive officers was adopted by the Committee in February 2008. The plan sets forth target bonus opportunities, as a percentage of salary, based on the level of responsibility of the position, ranging from 50% of salary for our CEO, to 40% of salary for our senior executive officers, to 30% of salary for our other executive officers. In setting these percentages, the Committee determined that the above were reasonable and in line with other companies at our stage of development.
Determination of Equity Incentive Compensation
     To assist us in assessing the reasonableness of our stock option grant amounts, historically we reviewed the Radford Survey, Executive Percent of Outstanding Stock Options Consulting report which includes stock option data from a cross-section of the companies in the above-mentioned surveys. On-hire stock option grant amounts have generally been targeted at the 50th percentile for that position or similar industry position, adjusted for internal equity, experience level of the individual and the individual’s total mix of compensation and benefits provided in his or her offer package. On-hire grants typically vest over four years. In 2009 the Committee implemented internal guidelines for annual stock option grants for all employees based on performance factors similar to the executive performance bonus plan. These guidelines provide an internal framework for decision-making by the Committee and are not communicated to the individual as a target grant amount. Under the guidelines, the “opportunity” amount for each position approximates what 1/4 of an on-hire grant would be for that position (taking into account the considerations described above). It is generally expected that the “opportunity” amount would be granted if 100% performance is achieved. This calculation is similar to the bonus plan calculation. The equity guidelines also provide a framework for granting up to 125% of the opportunity amount, if superior performance is achieved. However, the equity model amounts are only guidelines and may be adjusted upward or downward by the Committee on a discretionary basis.
Option Grant Practices
     All stock options granted to the NEOs are approved by the Committee. Exercise prices are set at equal or greater to Fair Market Value, which is defined in our stock option plans as the closing price of the Company’s Common Stock on the Nasdaq Global Market on the trading day immediately prior to the date of grant. Grants are generally made on the employee’s start date and at pre-determined dates near year-end following annual performance reviews. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions of grants for comparable positions and internal equity may also be assessed. In addition, grants may be made in connection with promotions or other job related changes. On occasion, in particular circumstances, grants may be made at other times during the year.
Compensation Setting Process
     Near the end of the year, the Board and Committee assess our overall corporate performance, and discuss the relative achievement of the corporate goals. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in the corporate goal rating. The non-management members of the Board (without the CEO present) meet to further discuss and approve the final Corporate Goal rating, expressed as a percentage, from 0 to 125%.
     Also near the end of the year, the CEO evaluates the individual performance of each executive officer (other than himself) and provides the Committee with an assessment of the performance of each executive officer. In determining the individual performance ratings of the NEOs, we assess performance against a number of factors, including each NEO’s relative contributions to our corporate goals, demonstrated career growth and level of performance in the face of limited resources and other challenges, as well as the respective officer’s overall department performance. This assessment is conducted in a holistic fashion, in contrast to the summation of individual components as is done to arrive at the corporate performance rating.
     Once an assessment is conducted regarding the level of individual performance for each NEO in qualitative terms, the Executive Officer Bonus Plan then provides guidelines for translating this performance assessment into a numerical rating. Both the initial qualitative assessment and the translation into a numerical rating are made by the Committee on a discretionary basis. We believe that conducting a discretionary assessment for the individual component of the NEOs’ performance ratings provides for flexibility in the evaluation of our NEOs and thereby maximizes our ability to direct the NEOs’ performance to potentially changing company priorities throughout the year.
     The Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other Board members. These recommendations may be adjusted by the Committee prior to finalization. For the CEO, the Committee evaluates the CEO’s performance, taking into consideration input from the other Board members.
     The CEO also presents any recommended changes to base salary and recommendations for an annual stock option grant amount, referencing the equity guidelines, for each of the NEOs (other than himself). The base salary recommendations are supported by relevant survey data provided by our former Vice President, Human Capital (who we engaged as a consultant upon the termination of her employment effective September 30, 2009 pursuant to our reduction in force) to better assist the Committee in its review of each individual and position. The Committee also reviews “tally sheets” for each executive officer, which summarize in one document current compensation, severance and change in control benefits, recent compensation decisions and all prior stock option grants to each individual. The Committee uses the tally sheets as a reference tool to see the overall compensation of each executive officer. In setting 2009 compensation amounts, the Committee’s review of the tally sheets did not materially affect the Committee’s compensation decisions. The Committee may also elicit feedback from the other Board members on compensation matters prior to approval.
     Around the same time as the CEO conducts his evaluation of the other executive officers, the Committee reviews the CEO’s performance, based on input from the other Board members, and assigns a rating to the CEO, expressed as a percentage, from 0 to 125%. The Committee also sets the CEO’s base salary for the upcoming fiscal year, referencing the relevant survey data and tally sheet. The CEO is not present during the Committee’s deliberations regarding his compensation.
     The Corporate Goal rating and individual performance ratings are applied to each employee’s target bonus opportunity under the bonus plan, in the proportions defined for each position. The sum of those components then determines the actual bonus paid for each individual. Under the equity guidelines, described above, the Corporate Goal rating and individual performance ratings may also be used to determine the size of the annual stock option grant for each employee.
     Compensation and benefit consultants may, from time to time, be hired by the Committee to assist in developing and reviewing overall salary policies and structures. Other than our former Vice President, Human Capital, we do not currently engage any consultant related to executive and/or director compensation matters. NEOs may have indirect input in the compensation results for other NEOs by virtue of their participation in the performance review and feedback process for the other NEOs.
2009 Compensation Decisions
General Assessment of Management Performance in 2009
     The Board and Committee conducted the performance and compensation review for 2009 during November and December of 2009. In assessing the Company’s performance for the year, the Board and Committee recognized the high level of corporate productivity and efficiency that was required to enable a 30 person organization to accomplish the goals set forth at the beginning of the year, and specifically to advance the development of ANA598 from a three day monotherapy study to a Phase II study in which ANA598 was being dosed for 12 weeks in combination with current standard of care. The Board and Committee further concluded that the NEOs had led the Company in a productive and effective manner through the strategic restructuring and reduction in force implemented in mid-2009.
2009 Acknowledgement Stock Option Grants
     In August 2009, special acknowledgement grants were made to the NEOs (and other employees throughout the Company) in recognition of the superior focus and performance of the employees who remained with the Company following the reduction in force. These special grants were intended to acknowledge the efforts of this smaller group through the implementation of the strategic restructuring and the relocation of the Company’s headquarters, and to reinforce the positive performance and continued focus that this group had exhibited in steadfastly working toward the corporate goals despite the reduction in resources. The amounts of these grants were generally intended to be a meaningful acknowledgement to each employee relative to their option holdings, while not exceeding the amounts set forth in the year-end equity guidelines. The Committee further determined that a modified vesting schedule would be appropriate for these grants in order to place more emphasis on the reward component of the grants. Accordingly, for all employees, including the NEOs, these grants were structured with a six month vesting cliff, with the remaining shares vesting pro rata over the next 18 months.
2009 Performance Assessments and Bonus Calculations
     For 2009, our performance bonus plan set the following target payouts, expressed as a percentage of base salary: for our CEO, the target bonus opportunity was 50% of base salary; for our Senior Vice President, Drug Development and Chief Medical Officer and our Senior Vice President, Legal Affairs and General Counsel, the target bonus opportunity was 40% of base salary; and for our Vice President, Finance and Operations, the target bonus opportunity was 30% of base salary. For Ms. Reed and Mr. Slover, who were promoted during the course of the year, these target percentages were adjusted on a pro rata basis, as described in their compensation sections below.
     The elements that the Board and Committee established as our overall corporate goals for 2009 included a variety of development and operational objectives. The 2009 goals were established at the end of 2008. The clinical development objectives related to achieving milestones in our ANA598 and ANA773 programs, including the progression of the programs through various stages of development and the ability to obtain data from the programs within stated deadlines. The financial objective consisted of the implementation of a financial option during the second quarter to enable continued value creation by the Company. The operational and organizational objectives included a cash burn target of no more than $31 million for 2009 and maintenance of compliance with regulations, as well as the degree to which we were able to maintain the health and vibrancy of the Company’s culture.
     In November and December 2009, the Committee and the Board considered year-end compensation for 2009 performance and 2010 compensation matters. Specifically, the Board and Committee observed that significant progress was made during 2009 in the advancement of the Company’s clinical development programs, particularly ANA598. The Company made important progress in the ANA598 program, completing a Phase 1b study in HCV infected patients and a 14-day study in healthy volunteers, completing chronic toxicology studies pursuant to an accelerated toxicology strategy that had been established in 2008 and effecting the rapid initiation of a Phase II study in which ANA598 was being dosed for 12 weeks in combination with current standard of care. The Committee recognized that the advancement of the ANA598 development program was at a pace commensurate with what would be expected for a much larger organization, and that in fact, the Company was able to accelerate the program at a pace beyond which many other biopharmaceutical or pharmaceutical companies in the HCV space have done. In particular, following the three day monotherapy study in patients, the next patient study was a Phase II combination study in which ANA598 was being dosed in combination with interferon and ribavirin for 12 weeks, offering potential advantage in advancing the development program. The Board and Committee also acknowledged the focused execution required to initiate the Phase II study on the timelines achieved. The Company also obtained proof of concept data for ANA773 in HCV, and despite the mid-year decision to suspend further development of ANA773 in order to focus the Company’s resources on ANA598, the Board and Committee recognized the progress made with the ANA773 program. The Board and Committee also recognized the execution and completion of the Company’s financing activities in June 2009 in a difficult financing environment and the resulting cash proceeds received to enable continued progression of the ANA598 program. Further, the Board and Committee recognized that the Company achieved the foregoing objectives while implementing a restructuring and moving the company headquarters (as it relates to initiating the Phase II study), operating within the Board-approved cash burn number for the year and further maintaining compliance with regulations. Finally, the Board and Committee acknowledged that the Company’s culture reflected the health and vibrancy of a motivated and committed workforce as measured by employee engagement and achievement of the corporate objectives, despite the strategic restructuring and accompanying reduction in force which reduced the Company’s staff by approximately 40% during 2009.
     These accomplishments reflected the efforts of our employees, including the NEOs, and were taken into account by the Committee in providing the NEOs with salary increases, equity grants and annual cash performance awards under our cash bonus program at 95% of target for the corporate performance portion of the awards. In making this determination, the Committee considered our progress against the predefined corporate goals and weightings.
     Specifically, the Board and Committee evaluated our corporate achievements on a program basis as follows:

Goal	Pre-defined Weight	Bonus Determination
ANA598 objectives	35%	35%
ANA773 (HCV) objectives	20%	18%
ANA773 (oncology) objectives	5%	5%
Financial objectives	30%	27%
Operational and Organizational objectives	10%	10%

Total	100%	95%

Individual Performance and Compensation of the President & CEO
     Dr. Worland’s base salary for 2009 was set at $410,000 in December 2008 in connection with the 2008 year-end performance and compensation review conducted by the Committee. The salary adjustment from $390,000 for 2008 to $410,000 for 2009 reflected a 4% merit increase plus a $4,400 adjustment to bring Dr. Worland’s salary closer to the 50th percentile of CEO salaries for similarly sized companies.
     As with all other employees of the Company who remained following the strategic restructuring effected in mid-2009, the Committee granted Dr. Worland a special acknowledgement stock option grant during August 2009. Based on the considerations described above in the section captioned “2009 Acknowledgement Stock Option Grants”, this grant was in the amount of 50,000 shares for Dr. Worland.
     In evaluating Dr. Worland’s individual performance for 2009 at the end of the year, the Committee, with input from the other Board members, concluded that Dr. Worland performed at a 100% level, taking into account the excellent progress the Company had made during the year and Dr. Worland’s leadership throughout the year to achieve the corporate goals, despite the approximate 40% reduction in the Company’s staff. Specifically, the Committee recognized the progress that the ANA598 development program had made and the cost-cutting measures that were successfully implemented without jeopardizing the pace or achievement of the corporate goals. Further, the Committee recognized Dr. Worland’s leadership in effecting the registered direct financing in June 2009 and his ability to maintain the health and vibrancy of the Anadys culture through a transitionary period and despite the resulting resource constraints. Under the bonus plan formula, utilizing the 95% Corporate Goal rating and a 100% Individual Rating, Dr. Worland’s bonus would have been $195,775. Similarly, the application of these performance ratings to the equity guidelines suggested an option award for Dr. Worland of 119,375 shares. However, for 2009 the Committee desired to weigh Dr. Worland’s compensation more heavily in favor of long-term incentives. Therefore, the Committee decided to reduce the amount that would be payable as a cash bonus to Dr. Worland under the Executive Bonus Plan and to increase the amount of options that would be granted to Dr. Worland under the application of the equity guidelines. In calculating the adjusted amounts, the Committee determined that a one dollar for one option trade-off was appropriate in this context. Accordingly, the Committee approved a cash bonus award for Dr. Worland in the amount of $150,000 and a year-end stock option to purchase 165,150 shares.

Compensation Highlights for the other NEOs
Dr. Freddo
     Dr. Freddo’s base salary for 2009 was set at $364,000 in December 2008 in connection with the 2008 year-end performance and compensation review conducted by the Committee. Dr. Freddo’s base pay for 2008 reflected a salary of $335,000 during the first part of the year and a salary of $350,000 from August through December 2008. In August 2008, Dr. Freddo’s role within the Company was expanded from Chief Medical Officer to Senior Vice President, Drug Development and Chief Medical Officer. In connection with these expanded responsibilities, the Committee approved a salary increase from $335,000 to $350,000 and an option grant of 50,000 shares to reflect the broader responsibility level of Dr. Freddo’s position. The salary adjustment for Dr. Freddo from $350,000 at the end of 2008 to $364,000 for 2009 reflected a 4% merit increase.
     During Dr. Freddo’s on-hire negotiations in 2006, the Committee approved granting an annual $50,000 bonus payable to him each July from 2007 through 2011, provided that he remains employed by the Company at each such anniversary date. The Committee viewed this as a necessary inducement for Dr. Freddo to join the Company and abandon long-term retirement incentives he expected to receive had he remained employed at Pfizer. This pre-agreed anniversary bonus is in addition to, and separate from, any performance bonus that Dr. Freddo may be eligible for under the performance cash bonus plan.
     As with all other employees of the Company who remained following the strategic restructuring effected in mid-2009, the Committee granted Dr. Freddo a special acknowledgement stock option grant during August 2009. Based on the considerations described above in the section captioned “2009 Acknowledgement Stock Option Grants”, this grant was in the amount of 35,000 shares for Dr. Freddo.
     In evaluating Dr. Freddo’s performance for 2009, the Committee, with input from the other Board members including Dr. Worland, concluded that Dr. Freddo’s individual performance level was at the 115% level. In making such determination, the Committee recognized Dr. Freddo’s strong leadership of the clinical organization through the completion of three Phase 1 studies and the rapid transition to and initiation of the ANA598 Phase II study, as well as the high level of productivity required to meet the stated clinical trial timelines. This performance level, through application of the Executive Officer Bonus Plan and equity guidelines, resulted in a cash bonus payment of $142,688 and a year-end stock option grant to purchase 73,500 shares being awarded to Dr. Freddo.
Ms. Reed
     Ms. Reed’s base salary for 2009 was set at $255,000 in December 2008 in connection with the 2008 year-end performance and compensation review conducted by the Committee. The salary adjustment from $230,000 for 2008 to $255,000 for 2009 reflected a 4% merit increase plus a $15,800 adjustment to bring Ms. Reed’s salary closer to the 50th percentile of similar positions in similarly sized companies.
     In August 2009, Ms. Reed was promoted from Vice President, Legal Affairs to Senior Vice President, Legal Affairs and General Counsel. In recognition of Ms. Reed’s promotion, the Committee granted Ms. Reed a promotion stock option grant of 75,000 shares, taking into account Ms. Reed’s professional advancement and contributions to the organization.
     As with all other employees of the Company who remained following the strategic restructuring effected in mid-2009, the Committee granted Ms. Reed a special acknowledgement stock option grant during August 2009. Based on the considerations described above in the section captioned “2009 Acknowledgement Stock Option Grants”, this grant was in the amount of 25,000 shares for Ms. Reed.
     In evaluating Ms. Reed’s performance at the end of 2009, the Committee, with input from the other Board members including Dr. Worland, concluded that Ms. Reed’s individual performance level for 2009 was at the 107% level. This reflected a qualitative assessment of Ms. Reed exceeding the performance level of a Vice President, Legal Affairs during the first half of the year and meeting, and sometimes exceeding, the performance level of a Senior Vice President, Legal Affairs and General Counsel during the second half of the year. In making such determination for Ms. Reed, the Committee recognized her contributions toward the financing, strategic restructuring and the Company’s investor relations communications, as well as her legal and contractual support of the Company’s programs and operations. This performance level, through application of the Executive Officer Bonus Plan and equity guidelines and the pro rata allocation between her two positions, resulted in a cash bonus payment of $84,605 and a year-end stock option grant to purchase 72,863 shares being awarded to Ms. Reed.
Mr. Slover
     Mr. Slover’s base salary for 2009 was set at $184,800 in December 2008 in connection with his 2008 year-end performance and compensation review, and then adjusted in July 2009 to $205,000 in connection with his promotion from Senior Director, Finance and Corporate Controller to Vice President, Finance and Operations and his appointment as an executive officer. In setting Mr. Slover’s salary at $205,000, the Committee reviewed survey data for similar positions in similarly sized companies. In connection with Mr.

Slover’s promotion, the Committee also approved a promotion stock option grant of 50,000 shares in recognition of Mr. Slover’s increased responsibilities.
     As with all other employees of the Company who remained following the strategic restructuring effected in mid-2009, the Committee granted Mr. Slover a special acknowledgement stock option grant during August 2009. Based on the considerations described above in the section captioned “2009 Acknowledgement Stock Option Grants”, this grant was in the amount of 25,000 shares for Mr. Slover.
     In evaluating Mr. Slover’s performance for 2009, the Committee, with input from the other Board members including Dr. Worland, concluded that Mr. Slover’s individual performance level was at the 100% level for the first part of the year during which Mr. Slover served as Senior Director, Finance and Corporate Controller. In making this determination, it was recognized that Mr. Slover had excelled in the supervisory role for the financial reporting and accounting functions, was efficient in leading the facilities move, and maintained continuing focus on ongoing compliance initiatives. In assessing Mr. Slover’s performance for the second part of the year during which Mr. Slover served as an executive officer and as Vice President, Finance and Operations, the Committee determined a performance rating of 80%. This assessment reflected the learning curve associated with becoming an executive officer and assuming all responsibility for the financial and operational functions of the organization. These performance levels, through application of the Executive Officer Bonus Plan and equity guidelines and the pro rata allocation between his two positions, resulted in a cash bonus payment of $41,700 and a year-end stock option grant to purchase 53,086 shares being awarded to Mr. Slover.
Severance and Change in Control Benefits
     The change in control benefits for all our NEOs have a “double trigger”. Double-trigger means that the NEOs will receive the change in control benefits described in the agreements only if there are both (1) a Change in Control of the Company (as defined in the agreements) and (2) a termination by the Company of the NEO’s employment “without cause” or a resignation by the NEO for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement maximizes shareholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing them appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders.
     A further description of the severance and change in control agreements may be found in the “Post-Termination Benefits” section of this proxy statement.
Compensation Highlights for the Former NEOs
     James T. Glover served as our Senior Vice President, Operations and Chief Financial Officer from September 2006 through June 2009. Mr. Glover’s position was eliminated in connection with our restructuring initiated in mid-2009. In connection with Mr. Glover’s separation from the Company, he was provided with the benefits set forth in his Amended and Restated Severance and Change in Control Agreement dated March 3, 2008 plus the stock option modifications that were made available to all employees included in the workforce reduction (which consisted of the partial acceleration of vesting of outstanding stock options such that the options would vest through December 31, 2009 as if the individual remained employed with the Company until such date and the extension of the post-termination exercise period of his vested options until December 31, 2010). In exchange, we received an effective waiver and release of claims.
     Mary Yarohshevsky-Glanville was employed by us from March 2001 through September 2009. Ms. Yaroshevsky-Glanville’s position as Vice President, Human Capital was eliminated in connection with our restructuring initiated in mid-2009. In connection with Ms. Yaroshevsky-Glanville’s separation from the Company, she was provided with the benefits set forth in her Amended and Restated Severance and Change in Control Agreement dated March 3, 2008 plus the stock option modifications that were made available to all employees included in the workforce reduction (which consisted of the partial acceleration of vesting of outstanding stock options such that the options would vest through December 31, 2009 as if the individual remained employed with the Company until such date and the extension of the post-termination exercise period of her vested options until December 31, 2010). As described above, upon Ms. Yaroshevsky-Glanville’s termination of employment, we engaged her as a consultant, pursuant to which she has continued to provide us with general human resources support services on a part-time basis.
Accounting and Tax Considerations
     ASC 718. On January 1, 2006, the Company began accounting for share-based payments in accordance with the requirements of Accounting Standards Codification 718 (ASC 718), Share-Based Payments. To date, the adoption of ASC 718 has not impacted our stock option granting practices.

     Internal Revenue Code Section 162(m). At this time, the Company does not have a policy to factor in 162(m) limitations into the determination of base salary or bonus amounts since the aggregate salary and bonus payments for each individual are substantially below the $1,000,000 deductibility limitation.
     Section 409A. Section 409A generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Under Section 409(A), deferred compensation is defined broadly and may potentially cover compensation arrangements such as severance or change in control pay outs and the extension of the post-termination exercise periods of stock options. We take Code Section 409A into account, where applicable, in determining the timing of compensation paid to our NEOs.
     Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (Code Sections 280G and 4999) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each NEO who receives “excess parachute payments” in connection with his or her severance from our company in connection with a change in control. We consider the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when structuring post-termination compensation payable to our NEOs and generally provide a mechanism for a “better after tax” result for the NEO, which we believe is a reasonable balance between the Company’s interests, on the one hand, and the executive’s compensation on the other.

Report of the Compensation Committee of the Board of Directors1
     The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this proxy statement. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2009.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Steven H. Holtzman
Marios Fotiadis
George A. Scangos, Ph.D.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Summary Compensation Table for 2009
     The following information outlines the compensation paid to our NEOs, including salary, bonuses, stock options and other compensation for the years ended December 31, 2009, 2008 and 2007:

									Change in Pension
									Value and
								Non-Equity	Nonqualified
						Stock	Option	Incentive	Deferred	All Other
Name and Principal				Bonus		Awards	Awards	Plan Compens-	Compensation	Compens-		Total
Position	Year	Salary ($)		($)		($)	($) (1)	ation (3)	Earnings ($)	ation ($) (2)		($)

Stephen T. Worland, Ph.D.	2009	410,000		—		—	361,209	150,000	—	4,254		925,463
President and Chief	2008	390,000		—		—	127,370	195,000	—	4,270		716,640
Executive Officer	2007	336,385		125,000		—	399,663	—	—	3,993		865,041
Peter T. Slover	2009	194,900		—		—	188,433	41,700	—	3,723		428,756
Vice President, Finance and Operations (4)
James T. Glover	2009	156,000	(6)	—		—	(7)	—	—	342,700	(8)	498,700
Former Senior Vice	2008	300,000		—		—	95,528	120,000	—	4,436		519,964
President, Operations and	2007	285,000		85,000		—	177,338	—	—	4,477		551,815
Chief Financial Officer(5)
James L. Freddo, M.D.	2009	364,000		50,000	(9)	—	179,032	142,688	—	4,254		739,974
Senior Vice President,	2008	341,250		50,000	(9)	—	213,370	145,250	—	4,570		754,440
Drug Development and	2007	315,000		135,000	(9)	—	215,525	—	—	3,577		669,102
Chief Medical Officer
Elizabeth E. Reed, J.D.	2009	255,000		—		—	271,106	84,605	—	4,631		615,342
Senior Vice President,	2008	230,000		—		—	95,528	71,070	—	4,196		400,794
Legal Affairs and General	2007	200,000		50,000		—	164,783	—	—	3,202		417,985
Counsel
Mary Yaroshevsky-Glanville	2009	156,000	(11)	—		—	(12)	—	—	239,852	(13)	395,852
Former Vice President,	2008	200,000		—		—	95,528	61,800	—	4,103		361,431
Human Capital (10)	2007	172,500		50,000		—	139,875	—	—	2,789		365,164

(1)	Reflects the grant date fair value of awards granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of this amount for fiscal years ended December 31, 2009, 2008 and 2007 are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010.

(2)	Includes matching contributions paid by us under our Anadys Pharmaceuticals, Inc. 401(k) Profit Sharing Plan.

(3)	Amount paid pursuant to the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan adopted in 2008 and updated in 2009.

(4)	Mr. Slover was promoted to Vice President, Finance and Operations and appointed as an executive officer effective July 1, 2009. Prior to his promotion, Mr. Slover was our Senior Director, Finance and Corporate Controller.

(5)	Mr. Glover’s employment as our Senior Vice President, Operations and Chief Financial Officer terminated on June 30, 2009, in connection with our restructuring.

(6)	This amount represents Mr. Glover’s salary from January 1, 2009 through June 30, 2009.

(7)	In conjunction with Mr. Glover’s termination as our Senior Vice President, Operations and Chief Financial Officer, we modified his stock options in accordance with his Severance Agreement and General Release dated June 30, 2009. We calculated the additional non-cash share-based expense associated with the acceleration of a portion of his unvested stock options and extension of the exercisability period for his vested stock options upon his termination in accordance with ASC 718. The incremental fair value associated with the modification of Mr. Glover’s stock options was $37,394.

(8)	Includes matching contributions paid by us under our Anadys Pharmaceuticals, Inc. 401(k) Profit Sharing Plan and severance of $312,000 and other separation benefits in accordance with Mr. Glover’s Severance Agreement and General Release.

(9)	Includes a $50,000 guaranteed annual bonus, payable each July from 2007 through 2011 pursuant to the terms of Dr. Freddo’s offer letter.

(10)	Ms. Yaroshevsky-Glanville’s employment as our Vice President, Human Capital terminated on September 30, 2009 in connection with our restructuring.

(11)	This amount represents Ms. Yaroshevsky-Glanville’s salary from January 1, 2009 through September 30, 2009.

(12)	In conjunction with Ms. Yaroshevsky-Glanville’s termination as our Vice President, Human Capital, we modified her stock options in accordance with her Severance Agreement and General Release dated September 30, 2009. We calculated the additional non-cash share-based expense associated with the acceleration of a portion of her unvested stock options and extension of the exercisability period for her vested stock options upon her termination in accordance with ASC 718. The incremental fair value associated with the modification of Ms. Yaroshevsky-Glanville’s stock options was $9,133.

(13)	Includes matching contributions paid by us under our Anadys Pharmaceuticals, Inc. 401(k) Profit Sharing Plan and severance of $208,000 and other separation benefits in accordance with Ms. Yaroshevsky-Glanville’s Severance Agreement and General Release.

Grants of Plan-Based Awards in 2009
     The following information sets forth grants of plan-based awards made to the NEOs during the year ended December 31, 2009:

						All Other		Closing
						Option		Market
						Awards:	Exercise or	Price of
		Date Grant was				Number of	Base Price	Underly-ing	Grant Date Fair
		approved, if	Estimated Possible Payouts Under Non-			Securities	of Option	Security on	Value of Stock
Name and	Grant	other than the	Equity Incentive Plan Awards ($)(2)			Underlying	Awards	the Date of	Options and
Principal Position	Date	Grant Date	Threshold	Target	Maximum	Options(#)	($)	Grant($)(1)	Awards ($)

Stephen T. Worland, Ph.D.	8/18/2009	—	—	—	—	50,000	2.24	2.24	71,685
President and Chief	12/3/2009	—	—	—	—	165,150	2.42	2.60	289,524
Executive Officer	—	—	—	205,000	256,250	—	—	—	—
Peter T. Slover	7/1/2009	—	—	—	—	50,000	1.86	1.85	59,525
Vice President,	8/18/2009	—	—	—	—	25,000	2.24	2.24	35,843
Finance and	12/3/2009	—	—	—	—	53,086	2.42	2.60	93,065
Operations	—	—	—	44,610	55,770	—	—	—	—
James T. Glover	—	—	—	—	—	—	—	—	—
Former Senior Vice President, Operations and Chief Financial Officer (3)
James L. Freddo, M.D.	8/18/2009	—	—	—	—	35,000	2.24	2.24	50,180
Senior Vice	12/3/2009	—	—	—	—	73,500	2.42	2.60	128,853
President, Drug	—	—	—	145,600	182,000	—	—	—	—
Development and Chief Medical Officer
Elizabeth E. Reed, J.D.	8/18/2009	—	—	—	—	75,000	2.24	2.24	107,528
Senior Vice	8/18/2009	—	—	—	—	25,000	2.24	2.24	35,843
President, Legal	12/3/2009	—	—	—	—	72,863	2.42	2.60	127,736
Affairs and General	—	—	—	87,130	108,900	—	—	—	—
Counsel
Mary Yaroshevsky-Glanville	—	—	—	—	—	—	—	—	—
Former Vice President, Human Capital (4)

(1)	Stock options granted under the Company’s 2004 Equity Incentive Plan are granted with an exercise price equal to the previous day’s closing price of our stock on the Nasdaq Global Market.

(2)	The amounts shown in these columns represent the threshold, target and maximum payout levels under the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan (Bonus Plan). Notwithstanding the terms of the Bonus Plan, the Compensation Committee retains absolute discretion to approve bonus awards that fall above or below any amounts set forth in the Bonus Plan, or no bonus awards. The actual amount of incentive bonus earned by each named executive officer in 2009 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for 2009.

(3)	Mr. Glover’s employment as our Senior Vice President, Operations and Chief Financial Officer terminated on June 30, 2009 in connection with our restructuring.

(4)	Ms. Yaroshevsky-Glanville’s employment as our Vice President, Human Capital terminated on September 30, 2009 in connection with our restructuring.

Outstanding Equity Awards as of December 31, 2009
     The following information outlines equity awards held by the NEOs as of December 31, 2009:

							Stock Awards
										Equity
										Incentive
									Equity	Plan
	Option Awards								Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan				Market	Number of	Value of
				Awards:			Number	Value of	Unearned	Unearned
	Number of	Number of		Number of			of Shares	Shares or	Shares,	Shares,
	Securities	Securities		Securities			or Units	Units of	Units, or	Units or
	Underlying	Underlying		Underlying			of Stock	Stock	Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	That	That	Rights	Rights
Name and Principal	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Position	Exercisable(#)	Unexercisable(#)		Options (#)	Price ($)	Date	Vested	Vested	Not Vested	Not Vested

Stephen T. Worland, Ph.D. President and Chief Executive Officer	—	165,150	(1)	—	2.42	12/2/2019	—	—	—	—
	—	50,000	(2)	—	2.24	8/17/2019	—	—	—	—
	25,000	75,000	(1)	—	1.99	12/9/2018	—	—	—	—
	37,650	37,350	(1)	—	2.00	12/6/2017	—	—	—	—
	58,600	41,400	(1)	—	2.32	9/5/2017	—	—	—	—
	56,500	43,500	(3)	—	2.32	9/5/2017	—	—	—	—
	88,000	12,000	(4)	—	4.88	12/7/2016	—	—	—	—
	110,000	—		—	8.16	12/15/2015	—	—	—	—
	50,000	—		—	5.30	9/30/2014	—	—	—	—
	70,075	—		—	2.95	1/14/2014	—	—	—	—
	37,249	—		—	2.95	2/11/2013	—	—	—	—
	136,530	—		—	2.95	3/21/2011	—	—	—	—
Peter T. Slover Vice President, Finance and Operations	—	53,086	(1)	—	2.42	12/2/2019	—	—	—	—
	—	25,000	(2)	—	2.24	8/17/2019	—	—	—	—
	—	50,000	(1)	—	1.86	6/30/2019	—	—	—	—
	7,500	22,500	(1)	—	1.99	12/9/2018	—	—	—	—
	5,020	4,980	(1)	—	2.00	12/6/2017	—	—	—	—
	22,500	—		—	2.29	8/21/2017	—	—	—	—
	10,995	4,005	(1)	—	4.59	1/9/2017	—	—	—	—
	2,000	—		—	4.28	12/19/2016	—	—	—	—
	3,770	1,230	(1)	—	4.60	12/6/2016	—	—	—	—
	8,380	1,620	(1)	—	2.80	8/14/2016	—	—	—	—
	2,500	—		—	8.16	12/15/2015	—	—	—	—
	3,375	—		—	11.74	8/1/2015	—	—	—	—
	1,850	—		—	7.00	12/14/2014	—	—	—	—
	2,000	—		—	7.10	6/30/2014	—	—	—	—
	2,500	—		—	7.90	4/18/2014	—	—	—	—
James T. Glover	18,750 (7)	—		—	1.99	12/9/2018	—	—	—	—
Former Senior Vice	25,100 (7)	—		—	2.00	12/6/2017	—	—	—	—
President, Operations and	42,375 (7)	—		—	2.32	9/5/2017	—	—	—	—
Chief Financial Officer (5)	142,975 (7)	—		—	2.99	9/24/2016	—	—	—	—
James L. Freddo, M.D. Senior Vice President, Drug Development and Chief Medical Officer	—	73,500	(1)	—	2.42	12/2/2019	—	—	—	—
	—	35,000	(2)	—	2.24	8/17/2019	—	—	—	—
	25,000	75,000	(1)	—	1.99	12/9/2018	—	—	—	—
	16,700	33,300	(1)	—	2.74	8/4/2018	—	—	—	—
	25,100	24,900	(1)	—	2.00	12/6/2017	—	—	—	—
	56,500	43,500	(1)	—	2.32	9/5/2017	—	—	—	—
	171,800	28,200	(1)	—	3.00	7/9/2016	—	—	—	—
Elizabeth E. Reed, J.D. Senior Vice President, Legal Affairs and General Counsel	—	72,863	(1)	—	2.42	12/2/2019	—	—	—	—
	—	75,000	(1)	—	2.24	8/17/2019	—	—	—	—
	—	25,000	(2)	—	2.24	8/17/2019	—	—	—	—
	18,750	56,250	(1)	—	1.99	12/9/2018	—	—	—	—
	20,808	19,920	(1)	—	2.00	12/6/2017	—	—	—	—
	42,375	36,625	(1)	—	2.32	9/5/2017	—	—	—	—
	33,930	11,070	(1)	—	4.88	12/7/2016	—	—	—	—
	29,385	615	(1)	—	8.16	12/15/2015	—	—	—	—
	30,000	—		—	7.00	12/14/2014	—	—	—	—
	15,686	—		—	2.95	1/14/2014	—	—	—	—
	8,824	—		—	2.95	2/11/2013	—	—	—	—
	7,265	—		—	2.95	12/19/2011	—	—	—	—

						Stock Awards
									Equity
									Incentive
								Equity	Plan
	Option Awards							Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan				Market	Number of	Value of
			Awards:			Number	Value of	Unearned	Unearned
	Number of	Number of	Number of			of Shares	Shares or	Shares,	Shares,
	Securities	Securities	Securities			or Units	Units of	Units, or	Units or
	Underlying	Underlying	Underlying			of Stock	Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	That	That	Rights	Rights
Name and Principal	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Position	Exercisable(#)	Unexercisable(#)	Options (#)	Price ($)	Date	Vested	Vested	Not Vested	Not Vested

Mary Yaroshevsky-Glanville Former Vice President, Human Capital (6)	18,750	56,250 (1)	—	1.99	12/9/2018	—	—	—	—
	20,080	19,920 (1)	—	2.00	12/6/2017	—	—	—	—
	42,375	32,625 (5)	—	2.32	12/6/2017	—	—	—	—
	24,505	7,995 (1)	—	4.88	12/7/2016	—	—	—	—
	35,000	—	—	8.16	12/15/2015	—	—	—	—
	30,000	—	—	7.00	12/14/2014	—	—	—	—
	11,765	—	—	2.95	1/14/2014	—	—	—	—
	9,804	—	—	2.95	2/11/2013	—	—	—	—
	1,961	—	—	2.95	8/28/2012	—	—	—	—
	1,961	—	—	2.95	12/19/2011	—	—	—	—
	3,863	—	—	2.95	6/20/2011	—	—	—	—

(1)	25% of the shares subject to the option shall vest and become exercisable one year from the date of grant with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable four years from the date of grant.

(2)	25% of the shares subject to the option shall vest and become exercisable six months after the date of grant with the remaining shares subject to the option vesting in equal monthly installments evenly over the next 18 months such that all shares subject to the option will be fully vested and exercisable as of August 18, 2011.

(3)	25% of the shares subject to the option shall vest and become exercisable one year from August 24, 2007 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of August 24, 2011.

(4)	25% of the shares subject to the option shall vest and become exercisable one year from June 14, 2006 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of June 14, 2010.

(5)	25% of the shares subject to the option shall vest and become exercisable one year from September 6, 2007 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of September 6, 2011.

(5)	Mr. Glover’s employment as our Senior Vice President, Operations and Chief Financial Officer terminated on June 30, 2009 in connection with our restructuring.

(6)	Ms. Yaroshevsky-Glanville’s employment as our Vice President, Human Capital terminated on September 30, 2009 in connection with our restructuring. Effective October 1, 2009, Ms. Yaroshevsky-Glanville has assumed a human resources consultancy role with the company.

(7)	In accordance with Mr. Glover’s Severance Agreement and General Release, we agreed to accelerate a portion of Mr. Glover’s unvested stock options as of June 30, 2009 and extended the exercisability of those options as well as his vested options.
Option Exercises and Stock Vested
     The following information sets forth stock options exercised by the NEOs during the year ended December 31, 2009:

Stock Awards
	Option Awards		Number
	Number of		of Shares	Value
	Shares		Acquired	Realized
	Acquired on	Value Realized on	on	on
Name and Principal Position	Exercise (#)	Exercise ($)	Vesting	Vesting

Stephen T. Worland, Ph.D. President and Chief Executive Officer	—	—	—	—
Peter T. Slover Vice President, Finance and Operations	—	—	—	—
James T. Glover Former Senior Vice President, Operations and Chief Financial Officer	—	—	—	—
James L. Freddo, M.D. Senior Vice President, Drug Development and Chief Medical Officer	—	—	—	—
Elizabeth E. Reed, J.D. Senior Vice President, Legal Affairs and General Counsel	—	—	—	—
Mary Yaroshevsky-Glanville Former Vice President, Human Capital	—	—	—	—
Pension Benefits
     None of our NEOs participates in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in the Company’s best interests.
Nonqualified Deferred Compensation
     None of our NEOs participates in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.

Post-Employment Compensation
     The following narrative is a description of the NEOs’ severance and change in control arrangements with us to support the numbers included in the table following the narrative. All severance and change in control benefits are contingent upon the NEO executing and delivering to us an effective release and waiver.
Severance Benefits
     The Amended and Restated Severance and Change in Control Agreement (Amended and Restated Agreement) for each of the NEOs provides certain benefits in the event that the NEO’s employment with us is terminated by us without Cause or the NEO resigns with Good Reason (as such terms are defined in the Amended and Restated Agreement). In such event, and contingent upon delivery of a waiver and release, the NEO will be entitled to the following benefits: (a) a lump sum payment equal to twelve (12) months of the NEO’s annual base salary, less standard deductions and withholdings; (b) we will pay the NEO’s COBRA group health insurance premiums for the NEO and his or her eligible dependents for a period of twelve (12) months; (c) outplacement services for a period of six (6) months will be made available to the NEO upon the NEO’s request, (d) the partial acceleration of vesting of stock options to purchase our common stock that are granted less than one (1) year prior to the date of termination will be provided so that such stock options will be 25% vested on the date of termination and (e) the vested stock options held by the NEO will be automatically amended so that the NEO will be able to exercise such vested stock options during the fifteen (15) month period following the date of termination.
Change in Control Benefits
     The Amended and Restated Agreement for each of the NEOs provides certain benefits if the NEO’s employment with us is terminated by us without Cause or for Good Reason (as such terms are defined in the Amended and Restated Agreement) within the six (6) month period immediately preceding or the twenty-four (24) month period immediately following a Change in Control (as defined in the Amended and Restated Agreement). In such event, and contingent upon delivery of a waiver and release, the NEO will be entitled to the following benefits: (a) a lump sum payment equal to twelve (12) months of the NEO’s annual base salary plus a payment equal to a pro rated bonus amount for the current year based on the bonus opportunity the NEO would be eligible for under the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan, less standard deductions and withholdings; (b) we will pay the NEO’s COBRA group health insurance premiums for the NEO and his or her eligible dependents for a period of twelve (12) months; (c) outplacement services for a period of six (6) months will be made available to the NEO upon the NEO’s request, and (d) all outstanding options held by the NEO will be automatically amended to provide for the full acceleration of vesting and exercisability of the stock options.
     In addition to the Change in Control benefits described above, the Amended and Restated Agreement for Dr. Freddo provides that if Dr. Freddo’s employment is terminated without Cause or for Good Reason (as such terms are defined in the Amended and Restated Agreement) within the six (6) month period immediately preceding or the twenty-four (24) month period immediately following a Change in Control (as defined in the Amended and Restated Agreement), then he is entitled to the full acceleration of his anniversary bonus of $50,000 per year to be paid to him each year until 2011 under the terms of his offer letter dated June 21, 2006.
Potential Payments Under Severance/Change in Control Arrangements
     This table sets forth potential payments payable to our current NEOs in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2009 and (ii) the stock price was $2.11, which was the closing market price of our common stock on December 31, 2009, the last business day of the 2009 fiscal year.

	If Company Terminates			Termination Following a
	Executive Without Cause			Change in Control without
	or Executive Resigns with			Cause or Executive Resigns
Name	Good Reason($)		Change in Control ($)	with Good Reason($)
Stephen T. Worland, Ph.D. Cash Payment	465,866	(1)	*	615,866	(1)
Acceleration of Options	—	(2)	*	20,250	(2)
Continuation of Benefits	17,728	(3)	*	17,728	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)
Peter T. Slover Cash Payment	232,303	(1)	*	274,003	(1)
Acceleration of Options	3,125	(2)	*	17,200	(2)
Continuation of Benefits	17,728	(3)	*	17,728	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)
James L. Freddo, M.D. Cash Payment	401,953	(1)	*	644,641	(1)
Acceleration of Options	—	(2)	*	17,500	(2)
Continuation of Benefits	17,728	(3)	*	17,728	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)
Elizabeth E. Reed, J.D. Cash Payment	300,033	(1)	*	384,638	(1)
Acceleration of Options	—	(2)	*	13,400	(2)
Continuation of Benefits	13,357	(3)	*	13,357	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)

(1)	Includes severance payment and accrued and unused vacation time as of December 31, 2009.

(2)	Determined by taking excess of the fair market value of our common stock on December 31, 2009, less the exercise price of each accelerated option.

(3)	Reimbursement for continued health insurance coverage under COBRA.

(4)	Cost of outplacement services.

*	No benefits provided.

Compensation of Directors
Non-Employee Director Compensation
     Under the terms of our Non-Employee Director Compensation Program, the Chairman of the Board is eligible to receive an annual cash stipend for his service in such capacity and for service on the Board of $30,000, the Chairs of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are eligible to receive an annual cash stipend for service in such capacities and for service on the Board of $25,000 and each other non-employee director is eligible to receive an annual cash stipend for service on the Board of $20,000. In addition, each non-employee director is eligible to receive $2,500 for each in-person Board meeting at which the director is present and $500 for each Board meeting at which the director participates by telephone. In addition, each member of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and/or any specially constituted committee, if so designated by the Board, is eligible to receive $500 for each committee meeting at which the director is present or participates by telephone.
     Total cash compensation for the Chairman of the Board is capped at $50,000 per calendar year, $45,000 per calendar year for the Chairs of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, and $40,000 for each other non-employee director.
     Under the terms of the Non-Employee Director Compensation Program, each non-employee director is eligible to receive an annual option grant to purchase 15,000 shares of our common stock under our 2004 Non-Employee Directors’ Stock Option Plan on the date of each Annual Meeting. Each new non-employee director receives an option grant to purchase 25,000 shares of our common stock upon his or her appointment or election to our Board of Directors under our 2004 Non-Employee Directors’ Stock Option Plan.
Reimbursement of Expenses
     Non-employee directors are also reimbursed for reasonable out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors.
Director Compensation Table for 2009
     The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2009.

						Change in
						Pension Value
					Non-Equity	and Non-
		Fees			Incentive	Qualified
		Earned	Stock	Option	Plan	Deferred	All Other
		or Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name(1)	Year	Cash ($)	($)	($)(2)(3)	($)	Earnings($)	($)	Total ($)
Mark G. Foletta	2009	40,500	—	22,274	—	—	—	62,774
Marios Fotiadis	2009	27,000	—	22,274	—	—	—	49,274
Steven H. Holtzman	2009	38,000	—	11,137 (4)	—	—	—	49,137
Stelios Papadopoulos, Ph.D.	2009	35,500	—	22,274	—	—	—	57,774
George A. Scangos, Ph.D.	2009	42,000	—	22,274	—	—	—	64,274
Douglas E. Williams, Ph.D. (5)	2009	18,000 (6)	—	—	—	—	—	18,000
Kleanthis G. Xanthopoulos, Ph.D.	2009	31,500	—	22,274	—	—	—	53,774

(1)	Stephen T. Worland, Ph.D., our President and Chief Executive Officer, is not included in this table as he was an employee during the year ended December 31, 2009 and thus received no compensation for his services as a director.

(2)	Reflects the grant date fair value of awards granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of this amount for fiscal years ended December 31, 2009, 2008 and 2007 are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010.

(3)	As of December 31, 2009, each director has the following number of options outstanding: Mark G. Foletta: 71,250, Marios Fotiadis: 104,608, Steven H. Holtzman: 41,875 (see note 4 below), Stelios Papadopoulos, Ph.D.: 79,608, George A. Scangos, Ph.D.: 79,608 and Kleanthis G. Xanthopoulos, Ph.D.: 675,691.

(4)	Half of Mr. Holtzman’s outstanding options were transferred to his former wife in October 2009, in connection with divorce.

(5)	Dr. Williams resigned from the Board of Directors effective May 29, 2009.

(6)	This amount represents Dr. William’s Board fees from January 1, 2009 through May 29, 2009.

CERTAIN TRANSACTIONS
Transactions with Related Persons
     The Audit Committee reviews and approves all related party transactions. We have not adopted a formal related-party transactions policy. There were no related party transactions during fiscal year 2009.
Other Transactions
     We have entered into indemnity agreements with our directors and officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Anadys stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Anadys Pharmaceuticals, Inc., 5871 Oberlin Drive, Suite 200, San Diego, California 92121, attn: Investor Relations or contact our Associate Director, Investor Relations at (858) 530-3600. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker.
ANNUAL REPORT
     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 will be mailed to stockholders of record at the close of business as of April 7, 2010. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.
     For any person who was a beneficial owner of our common stock on the record date, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Anadys Pharmaceuticals, Inc., 5871 Oberlin Drive, Suite 200, San Diego, California 92121, Attention: Investor Relations.
OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Elizabeth E. Reed
Elizabeth E. Reed
Corporate Secretary
April 9, 2010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.	Election of Directors
Nominees

01	Stelios Papadopoulos 02 George A. Scangos

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To ratify the selection of Ernst & Young LLP as the independent registered pubic accounting firm of the Company for the fiscal year ending December 31, 2010.	☐	☐	☐

 For address change/comments, mark here.
 (see reverse for instructions)
☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #

JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 28, 2010

The undersigned hereby appoints Stephen T. Worland, Ph.D. and Peter T. Slover, and each of them, with full power of substitution to represent the undersigned and to vote all shares of common stock of Anadys Pharmaceuticals, Inc. (Anadys) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Anadys to be held at the Holiday Inn located at 9888 Mira Mesa Blvd., San Diego, California 92131, May 28, 2010 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, (1) as hereinafter specified upon the proposals listed below and (2) in their discretion, upon such other matters as may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

           Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.  )
Continued and to be signed on reverse side